EXHIBIT 31.2

CERTIFICATION

I, Michael Trentel, Chief Financial Officer of Panda Ethanol, Inc., certify that:

1.	I have reviewed this amendment no. 1 on Form 10-K/A to the annual report on Form 10-K of Panda Ethanol, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

May 17, 2007	/s/ MICHAEL TRENTEL Michael Trentel Chief Financial Officer and Treasurer